EXHIBIT 99

               PRESS RELEASE OF PROVIDENT FINANCIAL SERVICES, INC.

Contact:

Kenneth J. Wagner
Investor Relations
Provident Financial Services, Inc.
830 Bergen Avenue
Jersey City, NJ  07306
201-915-5344


        Provident Financial Services, Inc. Announces Quarterly Earnings;
                       9.1% Increase in Quarterly Earnings

JERSEY CITY, NJ, July 17, 2003 - Provident Financial Services, Inc. (NYSE:PFS) the holding company for The Provident Bank reported net income of $8.8 million for the quarter ended June 30, 2003, an increase of $736,000 or 9.1% compared to net income of $8.1 million for the quarter ended June 30, 2002. For the six months ended June 30, 2003, Provident Financial reported net income of $2.4 million, a decrease of $12.6 million or 84.1% compared to net income of $15.0 million for the six months ended June 30, 2002. This reduction in net income for the six-month period is due to a one-time expense associated with the $15.6 million net of tax contribution to The Provident Bank Foundation. Provident Financial reported basic earnings per share of $0.15 for the quarter ended June 30, 2003 and basic earnings per share of $.02 for six months ended June 30, 2003, which includes the results of operations from January 15, 2003.

"Our operating results for the second quarter are characterized by sustained growth in net interest income, moderate growth in core deposits and continued maintenance of asset quality," said Paul M. Pantozzi, Chairman of the Board, Chief Executive Officer and President of Provident Financial Services, Inc. and The Provident Bank. "While the continuation of low interest rates has resulted in some margin compression," he added, "our diversified balance sheet and our low cost of funds positioned us to show growth in net interest income in the second quarter."

COMPARISON OF OPERATING RESULTS

Total net interest income increased $6.0 million or 21.0% to $34.7 million for the quarter ended June 30, 2003 compared to $28.7 million for the quarter ended June 30, 2002. Interest income for the second quarter of 2003 increased $4.2 million or 9.4% to $48.8 million compared to $44.6 million for the comparable quarter in 2002. Interest expense decreased $1.7 million or 11.2% to $14.1 million for the quarter ended June 30, 2003 compared to $15.8 million for the quarter ended June 30, 2002.

The average balance of investment securities held to maturity and securities available for sale increased $946.8 million or 122.94% to $1.72 billion for the quarter ended June 30, 2003 compared to $770.1 million for the comparable period in 2002. This increase is primarily due to the receipt of proceeds from the conversion of The Provident Bank from a mutual to stock savings bank and a leverage strategy that began in the fourth quarter of 2002 and was completed early in the second quarter of this year. The average balance of net loans increased $57.9 million or 3.0% to $1.99 billion for the quarter ended June 30, 2003 compared to $1.93 billion for the comparable quarter in 2002. The average yield on interest earning assets decreased 133 basis points to 5.00% for the quarter ended June 30, 2003 compared to 6.33% for the comparable quarter in 2002. The reduction in the yield on interest earning assets was primarily due to the reinvestment of cash flows from loan and mortgage- backed securities prepayments in lower yielding loans and investments and to the temporary investment of conversion account proceeds in short-term U.S. Government securities.

Average core deposit account balances increased $229.5 million or 16.40% to $1.629 billion at June 30, 2003 compared to $1.399 billion at June 30, 2002. Core deposit accounts consist of all demand deposit and savings accounts. Average time deposit balances decreased $69.9 million or 6.94% to $1.01 billion for the quarter ended June 30, 2003 compared to $1.08 billion for the comparable quarter in 2002. Average borrowings increased $685.5 million or 197.89% to $580.4 million for the quarter ended June 30, 2003 compared to $194.8 million for the quarter ended June 30 2002. The average cost of interest bearing liabilities decreased 69 basis points to 1.92% for the quarter ended June 30, 2003 compared to 2.61% for the quarter ended June 30, 2002. The decrease in the average cost of interest-bearing liabilities can be attributed to the decrease in core deposit account rates and the continued decrease in rates on time deposits.

Net interest margin decreased 52 basis points to 3.56% for the quarter ended June 30, 2003 compared to 4.08% for the quarter ended June 30, 2002, and the net interest margin decreased 57 basis points to 3.52% compared to 4.09% for the six months ended June 30, 2002. The interest rate spread decreased 64 basis points to 3.08% for the quarter ended June 30, 2003 compared to 3.72% for the comparable quarter in 2002, and the interest rate spread decreased 74 basis points to 3.00% from 3.74% for the six months ended June 30, 2002. Net interest margin and net interest spread have been negatively impacted by the current low interest rate environment. Cash flows from loans and investments related to refinance activity are being reinvested at lower current interest rates.

Non-interest income decreased $2.5 million to $3.4 million for the quarter ended June 30, 2003 compared to $5.9 million for the comparable period in 2002. For the three months ended June 30, 2003, losses on securities transactions were $1.7 million compared to a net gain of $14,000 for the three months ended June 30, 2002. The losses on securities are attributable to the high level of principal repayments on mortgage-backed securities held in the investment portfolio as result of increased mortgage refinance activity. For the six months ended June 30, 2003, non-interest income decreased $3.5 million or 29.1% to $8.5 million compared to $12.0 million for the six months ended June 30, 2002. This decrease can be attributed to a net loss of $2.1 million on securities transactions for the six months ended June 30, 2003 compared with a net gain of $995,000 on securities transactions for the six months ended June 30, 2002. The net loss on security transactions in 2003 is primarily attributable to losses due to the high level of principal repayments on mortgage-backed securities. The gain on security transactions, is due to a gain of $959,000 in 2002 related to the receipt of stock as the result of an insurance company demutualization. Income on retail fees decreased $152,000 or 4.0% to $3.7 million for the quarter ended June 30, 2003 compared to $3.8 million for the quarter ended June 30, 2002. For the six months ended June 30, 2003, fees on retail accounts increased $235,000 or 3.1% to $7.7 million compared to $7.5 million for the six months ended June 30, 2002. Other income decreased $694,000 or 63.8% to $394,000 for the quarter ended June 30, 2003 compared to $1.09 million for the quarter ended June 30, 2002. For the six months ended June 30, 2003, other income decreased $556,000 or 36.94% to $949,000 compared to $1.5 million for six months ended June 30, 2002. This decrease is primarily attributable to a decrease of $355,000 or 55.0% arising from a net profit on the sale of loans for the quarter ended June 30, 2003 compared to net profit on the sale of loans in the related comparable time period in 2002. For the six months ended June 30, 2003 net profit on the sale of loans decreased $302,000 or 34.36% to $577,000 compared to $879,000 in the comparable time period in 2002. The reduction in net profits on the sale of loans is attributable to a balance sheet management decision to retain up to $75.0 million in long-term fixed rate residential loans in portfolio in lieu of selling those loans. Net gains on the sale of other assets decreased $185,000 to $53,000 compared to $238,000 in the comparable time period in 2002. For the six months ended June 30, 2003 net gains on the sale of other assets decreased $164,000 or 58.78% to $115,000 compared to $279,000 for the comparable period in 2002. The gain recorded in 2002 was primarily attributable to a $200,000 gain associated with the sale of bank-owned property.

Non-interest expense increased $2.1 million or 9.4% to $24.7 million for the quarter ended June 30, 2003 compared to $22.6 million for the comparable quarter in 2002. For the six months ended June 30, 2003, non-interest expense increased $27.6 million or 61.9% to $72.2 million as compared to $44.6 million at June 30, 2002. This increase is due to the one time expense associated with the $24 million dollar contribution to The Provident Bank Foundation that was recorded in the first quarter of 2003. Salary and benefit expense increased $958,000 or 8.2% to $12.6 million for the three months ended June 30, 2003 compared to $11.7 million for the three months ended June 30, 2002. For the six months ended June 30, 2003 salaries and benefits increased $1.5 million or 6.3% to $24.6 million compared to $23.2 million on June 30, 2002. Employee Stock Ownership Plan amortization expense in the amount of $1.2 million was recorded in the first six months of 2003. Data processing expense increased $182,000 or 12.4% to $1.7 million for the quarter ended June 30, 2003 compared to $1.5 million for the comparable quarter in 2002. For six months ended June 30, 2003 data processing expense increased $250,000 or 8.3% to $3.3 million compared to $3.0 million at June 30, 2002. Other operating expenses increased $839,000 or 19.7% to $5.1 million for the quarter ended June 30, 2003 compared to $4.3 million for the comparable quarter in 2002. For six months ended June 30, 2003 other operating expenses increased $1.4 million or 17.1% to $9.6 million compared to $8.2 million on June 30, 2002. This increase is primarily due to an increase of $861,000 or 296.9% in insurance premiums.

The provision for loan losses for the three months ended June 30, 2003 was $300,000, a decrease of $300,000 or 50.0% compared to $600,000 for the three months ended June 30, 2002. For six months ended June 30, 2003, the provision for loan losses was $900,000 compared to $1.2 million in 2002. The allowance for loan losses was $21.5 million or 1.06% of total loans at June 30, 2003 compared to $21.9 million or 1.13% of total loans at June 30, 2002 and $21.0 million or 1.02% of total loans at December 31, 2002. At June 30, 2003, the allowance for loan losses as a percentage of non-performing loans decreased to 375.97% from 474.56% at June 30, 2002 and increased from 246.55% at December 31, 2002.

COMPARISON OF FINANCIAL CONDITION

Total assets at June 30, 2003 increased $266.0 million or 6.8% to $4.2 billion compared to $3.9 billion at December 31, 2002.

Total loans at June 30, 2003 decreased $24.8 million or 1.2% to $2.03 billion compared to $2.05 billion at December 31, 2002. Residential mortgage loans increased $18.7 million or 2.67% to $718.1 million for the six months ended June 30, 2003 compared to $699.5 million at December 31, 2002. Residential mortgage loan originations totaled $192.2 million and 1-4 family loans purchased totaled $19.8 million at June 30, 2003. Residential loan payoffs totaled $172.2 million, excluding scheduled amortization, and loans sold totaled $2.2 million at June 30, 2003. Commercial real estate loans decreased $9.0 million or 2.1% to $428.7 million at June 30, 2003 compared to $437.7 million at December 31, 2002. Multi-family loans decreased $2.7 million to $74.3 million at June 30, 2003 compared to $77.0 million at December 31, 2002. Construction loans decreased $5.5 million or 5.7% to $90.5 million at June 30, 2003 compared to $96.0 million at December 31, 2002. Commercial loans increased $12.4 million or 6.5% to $202.4 million at June 30, 2003 compared to $190.0 million at December 31, 2002. Mortgage warehouse loans decreased $35.2 million or 12.74% to $241.2 million at June 30, 2003 compared to $276.4 million at December 31, 2002. Consumer loans decreased $3.7 million or 1.32% to $272.2 million at June 30, 2003 compared to $275.8 million at December 31, 2002. Retail loans, which consist of 1-4 family residential mortgages and consumer loans, such as fixed-rate home equity loans and lines of credit, totaled $990.3 million and accounted for 48.85% of the loan portfolio at June 30, 2003 compared to $975.3 million or 47.53% of the portfolio at December 31, 2002. Commercial loans, consisting of commercial real estate, multi-family, construction, mortgage warehouse and commercial loans, totaled $1.037 billion, accounting for 51.15which includes the results of operations from January 15, 2003% of the loan portfolio at June 30, 2003 compared to $1.1 billion or 52.47% at December 31, 2002.

Investment securities held to maturity increased $307.8 million or 142.42% to $523.9 million at June 30, 2003, compared to $216.1 million at December 31, 2002. The increase in investment securities held to maturity was the result of a strategy to leverage a portion of our capital. Securities available for sale decreased $52.1 million or 4.20% to $1.19 billion at June 30, 2003 compared to $1.24 billion at December 31, 2002.

Other Real Estate Owned increased $1.8 million in the quarter ended June 30, 2003 representing a commercial real estate loan. This loan was originated in 1989 and was performing until August of 2002 when it was placed into non-accrual status. After exhausting all collection efforts, a deed in lieu of foreclosure was taken and we are marketing the property for sale.

Bank owned Life Insurance increased $21.8 million or 45.7% to $69.5 million at June 30, 2003 compared to $47.7 million at December 31, 2002. This increase was due primarily to an additional $20.0 million purchase of bank owned life insurance in the first quarter of 2003.

Total non-performing loans totaled $5.7 million at June 30, 2003 compared to $8.5 million at December 31, 2002 and $4.6 million at June 30, 2002. Non-performing assets were $7.5 million and $8.5 million at June 30, 2003 and December 31, 2002, respectively, compared to $4.8 million at June 30, 2002. Total non-performing loans as a percentage of total loans were 0.28% at June 30, 2003 compared to 0.41% at December 31, 2002 and 0.24% at June 30, 2002. The allowance for loan losses as a percentage of non-performing loans was 375.97% at June 30, 2003 compared to 246.55% at December 31, 2002 and 474.56% at June 30, 2002. The allowance for loan losses as a percentage of total loans was 1.06% at June 30, 2003 compared to 1.02% at December 31, 2002 and decreased 7 basis points from 1.13% at June 30, 2002.

Total deposits decreased $571.7 million or 17.6% to $2.7 billion at June 30, 2003 from $3.2 billion at December 31, 2002. The largest decrease was in demand deposit accounts, which decreased $551.5 million to $718.0 million at June 30, 2003 from $1.27 billion at December 31, 2002. This decrease is primarily attributable to the funds held in the conversion escrow account totaling $526.0 million that were held for the purchase of Provident Financial Services, Inc., common stock. Savings deposits increased $39.9 million or 4.32% to $962.3 million at June 30, 2003 compared to $922.4 million at December 31, 2002. Time deposits decreased $60.2 million or 5.72% to $991.3 million at June 30, 2003 from $1.05 billion at December 31, 2002

Total borrowed funds increased $289.6 million or 89.6% to $612.6 million at June 30, 2003 from $323.1 million at December 31, 2002. Federal Home Loan Bank borrowings increased $295.8 million or 110.74% to $562.9 million at June 30, 2003 compared to $267.1 million at December 31, 2002. The increase in borrowed funds was due primarily to a leverage strategy.

The Provident Bank maintains its corporate offices in Jersey City, New Jersey. The Provident Bank currently operates 50 full service branches throughout northern and central New Jersey.

Forward-looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the
Securities  Exchange  Act  of  1934.  Such  forward-looking  statements  may  be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.


                PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
                      Consolidated Statements of Condition
                 June 30, 2003 (Unaudited) and December 31, 2002
                             (Dollars in Thousands)

                       Assets                                            June 30, 2003              December 31, 2002
                                                                  -----------------------------   -----------------------

Cash and due from banks                                        $                     122,837                   101,352
Federal funds sold                                                                    58,500                    73,000
Short-term investments                                                                70,503                    90,503
                                                                  -----------------------------   -----------------------

                     Total cash and cash equivalents                                 251,840                   264,855
                                                                  -----------------------------   -----------------------

Investment securities (market value of $533,951                                      523,921                   216,119
    (unaudited) and $221,435 at June 30,
    2003 and December 31, 2002)
Securities available for sale, at fair value                                       1,189,989                 1,242,118
Federal Home Loan Bank stock                                                          28,147                    13,356

Loans                                                                              2,028,101                 2,052,855
    Less allowance for loan losses                                                    21,517                    20,986
                                                                  -----------------------------   -----------------------
                     Net loans                                                     2,006,584                 2,031,869
                                                                  -----------------------------   -----------------------

Other real estate owned, net                                                           1,834                      --
Banking premises and equipment, net                                                   44,966                    44,005
Accrued interest receivable                                                           17,105                    15,842
Intangible assets                                                                     23,655                    25,405
Bank owned life insurance                                                             69,453                    47,659
Other assets                                                                          27,680                    17,980
                                                                  -----------------------------   -----------------------
                     Total assets                              $                   4,185,174                 3,919,208
                                                                  =============================   =======================

               Liabilities and Equity
Deposits:
    Demand deposits                                            $                     717,971                 1,269,421
    Savings deposits                                                                 962,287                   922,404
    Certificates of deposit of $100,000 or more                                      157,446                   160,867
    Other time deposits                                                              833,895                   890,642
                                                                  -----------------------------   -----------------------
                     Total deposits                                                2,671,599                 3,243,334

Mortgage escrow deposits                                                              10,405                     9,582
Borrowed funds                                                                       612,639                   323,081
Other liabilities                                                                     17,214                    17,202
                                                                  -----------------------------   -----------------------

                     Total liabilities                                             3,311,857                 3,593,199
                                                                  -----------------------------   -----------------------

Stockholders' Equity:
  Preferred stock, $0.01 par value,
     50,000,000 shares authorized, none issued                                          --
Common stock, $0.01 par value, 200,000,000 shares authorized,
     61,538,300 shares issued and 61,538,300 and 0 shares outstanding at June
     30, 2003 and December 31, 2002.
     respectively                                                                        615
Additional paid-in capital                                                           606,081
Retained earnings                                                                    314,044                   314,111
Accumulated other comprehensive income                                                 8,740                    11,898
Less: Unallocated common stock held by
     Employee Stock Ownership Plan                                                    (56,163)
                                                                  -----------------------------   -----------------------
                                                                  -----------------------------   -----------------------
                     Total stockholders' equity                                      873,317                   326,009
                                                                  -----------------------------   -----------------------
                     Total liabilities and stockholders
                         equity                                $                   4,185,174                 3,919,208
                                                                  =============================   =======================


                PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
                      Consolidated Statements of Operations
      Three Months and Six Months Ended June 30, 2003 and 2002 (Unaudited)
                             (Dollars in Thousands)


                                                                 Three Months Ended               Six Months Ended
                                                                 June 30         June 30       June 30        June 30
                                                              2003                2002           2003          2002
Interest income:
    Real estate secured loans                             $   20,815              24,031        42,192         48,960
    Commercial loans                                           5,504               4,310        11,058          8,274
    Consumer loans                                             4,577               5,400         9,389         10,915
    Investment securities                                      5,151               1,325         8,839          2,693
    Securities available for sale                             12,166               8,987        23,919         16,540
    Other short-term investments                                 176                 100           244            128
                                                          ----------          ----------    ----------     ----------
    Federal funds                                                379                 426           693            762

                   Total interest income                      48,768              44,579        96,334         88,272
                                                          ----------          ----------    ----------     ----------
Interest expense:
    Deposits                                                  10,019              13,820        22,170         27,984
    Borrowed funds                                             4,044               2,021         6,812          4,109
                                                          ----------          ----------    ----------     ----------
                   Total interest expense                     14,063              15,841        28,982         32,093
                                                          ----------          ----------    ----------     ----------
                   Net interest income                        34,705              28,738        67,352         56,179

Provision for loan losses                                        300                 600           900          1,200
                                                          ----------          ----------    ----------     ----------
                   Net interest income after
                     provision for loan losses                34,405              28,138        66,452         54,979
                                                          ----------          ----------    ----------     ----------
Non-interest income:
    Fees                                                       3,657               3,809         7,710          7,475
    Net gain (loss) on securities
      transactions                                            (1,724)                 14        (2,116)           995
    Commissions                                                   87                 324           158            598
    Bank owned life insurance                                    992                 708         1,794          1,405
    Other income                                                 394               1,088           949          1,505
                                                          ----------          ----------    ----------     ----------
                   Total non-interest income                   3,406               5,943         8,495         11,978
                                                          ----------          ----------    ----------     ----------
Non-interest expense:
    Salaries and employee benefits                            12,621              11,663        24,646         23,190
    Net occupancy expense                                      3,425               3,279         6,835          6,578
    Federal deposit insurance                                    126                 103           234            207
    Data processing expense                                    1,655               1,473         3,273          3,023
    Advertising and promotion expense                            835                 988         1,492          1,706
    Amortization of intangibles                                  939                 812         2,134          1,715
    Other operating expenses                                   5,096               4,257         9,612          8,207
    Contribution to The Provident Bank Foundation               --                  --          24,000           --
                                                          ----------          ----------    ----------     ----------
                   Total non-interest expenses                24,697              22,575        72,226         44,626
                                                          ----------          ----------    ----------     ----------
                   Income before income tax expense
                     and the cumulative effect of a
                     change
                     in accounting principle              $   13,114              11,506         2,721         22,331

Income tax expense                                             4,276               3,404           326          6,786
                                                          ----------          ----------    ----------     ----------
                   Income before the cumulative effect
                     of a change in accounting                 8,838               8,102         2,395         15,545
                     principle

Cumulative effect of a change in accounting
principle, net of tax of $0                                       --                  --            --           (519)
                                                          ----------          ----------    ----------     ----------
                   Net income                             $    8,838               8,102         2,395         15,026
                                                          ==========          ==========    ==========     ==========
Basic Earnings Per Share                                       $0.15                             $0.02
Average basic shares outstanding                          59,257,827                        59,655,159



               PROVIDENT FINANACIAL SERVICES, INC. AND SUBSIDIARY
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
              (dollars in thousands, except share data)(unaudited)

                                                                 For the                               For the
                                                             3 Months Ended                        6 Months Ended
                                                                 June 30                               June 30
                                                         2003               2002               2003               2002
                                                      ---------          ---------          ---------          ---------
INCOME STATEMENT:
Net Interest Income                                 $   34,705             28,738         $   67,352             56,179
Provision for Loan Losses                                  300                600                900              1,200
Non-interest Income                                      3,406              5,943              8,495             11,978
Non-interest Expense                                    24,697             22,575             72,226             44,626
Income before income tax expense
  and the cumulative effect of a
  change in accounting principle                        13,114             11,506              2,721             22,331
Cumulative effect of a change in
  accounting principle                                       0                  0                  0              (519)
Net Income                                               8,838              8,102              2,395             15,026
Basic Earnings Per Share (1)                             $0.15            -                    $0.02            -
Interest Rate Spread                                     3.08%              3.72%              3.00%              3.74%
Net Interest Margin                                      3.56%              4.08%              3.52%              4.09%

PROFITABILITY:
Return on average assets                                 0.86%              1.08%              0.12%              1.02%
Return on average equity                                 3.97%             11.01%              0.59%             10.24%
Operating expense to
     average assets                                      2.39%              3.00%              3.57%              3.02%
Efficiency ratio (net of foundation expense) (2)        62.00%             65.12%             61.86%             66.45%

ASSET QUALITY:
Non-performing loans                                                                           5,723              4,627
Other Real Estate Owned                                                                        1,834                123
Non-performing loans to
     total loans                                                                               0.28%              0.24%
Non-performing assets to
     total                                                                                     0.18%              0.15%
     assets
Allowance for loan losses                                                                     21,517             21,958
Allowance for loan losses to
     non-performing loans                                                                    375.97%            474.56%
Allowance for loan losses to
     total loans                                                                               1.06%              1.13%
AVERAGE BALANCE SHEET DATA:
Assets                                              $4,134,273         $3,011,080         $4,049,687         $2,959,833
Loans, net                                          $1,985,482         $1,927,536         $1,984,339         $1,951,522
Earnings Assets                                     $3,904,091         $2,814,872         $3,823,370         $2,743,950
Core Deposits                                       $1,628,895         $1,399,420         $1,648,440         $1,362,112
Borrowings                                          $  580,374         $  194,830         $  498,662         $  191,195
Interest Bearing Liabilities                        $2,929,071         $2,429,173         $2,839,937         $2,382,986
Stockholders Equity                                 $  889,518         $  294,416         $  808,624         $  293,499
Average yield on interest
     earning assets                                       5.00%              6.33%              5.04%              6.43%

Average cost of interest
     bearing liabilities                                  1.92%              2.61%              2.04%              2.69%


CAPITAL:
Leverage Capital                                        20.49%              9.39%             20.49%              9.39%
Total risk based capital                                36.78%             14.93%             36.78%             14.93%
Average equity to
     average assets                                     21.52%              9.78%             19.97%              9.92%

Notes
(1) Basic Earnings per share for six months includes the results of operations from January 15, 2003, the date we completed our Plan of Conversion, in the amount of $1,415,000, for the six months ended June 30, 2003.

(2) Efficiency Ratio Calculation
                                                       6/30/03            6/30/02            6/30/03            6/30/02
     Net Interest Income                                34,705             28,738             67,352             56,179
     Non Interest Income                                 3,406              5,943              8,495             11,978
     (Less) gains/plus losses on securities              1,724                -14              2,116               -995
     Total Income:                                      39,835             34,667             77,963             67,162

     Non Interest Expense:                              24,697             22,575             72,226             44,626

     LESS: Provident Bank Charitable
     Foundation Donation                                     0                  0            -24,000                  0
     Adjusted Non Interest Expense                      24,697             22,575             48,226             44,626

     Expense/Income:                                    62.00%             65.12%             61.86%             66.45%
